                                                                    Exhibit 10
                                                                    ----------

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                           ASSET PURCHASE AGREEMENT

                                     AMONG

                           CABLETRON SYSTEMS, INC.,
                             CSG ACQUISITION, INC.

                                      AND

                               ARIEL CORPORATION

                                 JUNE 10, 1998

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                              TABLE OF CONTENTS:

Definitions...................................................................1
Acquisition of Assets by Buyer................................................7
         Purchase and Sale of Assets..........................................7
         Excluded Assets......................................................8
         Assumption of Liabilities............................................9
         Liabilities Not Assumed..............................................9
         Purchase Price......................................................11
         The Closing.........................................................11
         Deliveries at the Closing...........................................11
         Preliminary Allocation of Purchase Price............................12
Representations and Warranties of the Seller.................................12
         Organization of the Seller..........................................12
         [Intentionally Omitted].............................................12
         Authorization of Transaction........................................12
         Noncontravention....................................................12
         Brokers' Fees.......................................................13
         Title to Assets.....................................................13
         All Assets Necessary to Conduct Business............................13
         Subsidiaries........................................................13
         Financial Statements................................................13
         Guarantees..........................................................13
         Absence of Changes..................................................13
         Absence of Undisclosed Liabilities..................................15
         Legal and Other Compliance..........................................15
         No Material Adverse Change..........................................16
         Taxes...............................................................16
         Property, Plant and Equipment.......................................16
         Intellectual Property...............................................18
         Contracts...........................................................20
         Notes and Accounts Receivable.......................................22
         Powers of Attorney..................................................22
         Insurance and Risk Management.......................................22
         Litigation..........................................................22
         Product Warranties; Defects; Liability..............................22
         Employees...........................................................23
         Employee Benefit Plans..............................................23
         Environment, Health, and Safety.....................................24
         Affiliated Transactions.............................................26
         Government Contracts................................................26
         Books and Records...................................................26
         Consents............................................................27
         Bankruptcy..........................................................27
         Disclosure..........................................................27
Representations and Warranties of the Buyer..................................27
         Organization of the Buyer...........................................27
         Authority for Agreement.............................................27
         Noncontravention....................................................27
         Brokers' Fees.......................................................28
         Bankruptcy..........................................................28
         Litigation..........................................................28
         Financial Ability to Close..........................................28
         Due Diligence.......................................................28

Covenants....................................................................28
         General.............................................................28
         Notices and Consents................................................28
         Operation of Business...............................................29
         Preservation of Business............................................29
         Full Access.........................................................29
         Notice of Developments..............................................29
         Exclusivity.........................................................29
         Employee Matters....................................................29
         Access to Records after Closing.....................................30
         Bulk Sales Compliance...............................................31
         Transfer Taxes......................................................31
         Future Assurances...................................................31
Conditions to Obligation to Close............................................31
         Conditions to Obligation of the Buyer...............................31
         Conditions to Obligations of the Seller.............................34
Confidentiality..............................................................35
Noncompetition...............................................................36
         Covenants of the Seller.............................................36
         Covenants of the Buyer..............................................36
Indemnification..............................................................37
         Survival of Representations and Warranties..........................37
         Indemnification Provisions for Benefit of the Buyer.................37
         Environmental Indemnification.......................................38
         Indemnification Provisions for Benefit of the Seller................38
         Matters Involving Third Parties.....................................39
         Non-Exclusive Remedy................................................40
Termination..................................................................40
         Termination of Agreement............................................40
         Effect of Termination...............................................41
Miscellaneous................................................................41
         Press Releases and Public Announcements.............................41
         No Third Party Beneficiaries........................................41
         Entire Agreement....................................................41
         Succession and Assignment...........................................41
         Counterparts........................................................41
         Headings............................................................41
         Notices.............................................................41
         Governing Law.......................................................43
         Amendments and Waivers..............................................43
         Severability........................................................43
         Expenses............................................................43
         Construction........................................................43
         Incorporation of Exhibits and Schedules.............................44
         Specific Performance................................................44
         WAIVER OF JURY TRIAL................................................44


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                                   Exhibits
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



                           ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is entered into on June 10, 1998, by and among Cabletron Systems, Inc., a Delaware corporation ("Cabletron"), CSG Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Cabletron ("Acquisition") (Cabletron and Acquisition are collectively referred to herein as the "Buyer") and Ariel Corporation, a Delaware corporation (the "Seller"). The Buyer and the Seller are collectively referred to herein as the "Parties."

       This Agreement contemplates a transaction in which the Buyer will purchase all of the assets (and assume certain of the liabilities) of the Communications Systems Group of the Seller in consideration of the Purchase Price (as defined below).

       Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions.
   ------------

       "Acquired Assets" has the meaning set forth in Section 2.1 below.

       "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

       "Agreement" has the meaning set forth in the preamble above.

       "Ariel Products" has the meaning set forth in Section 8 below.

       "Assumed Liabilities" has the meaning set forth in Section 2.3 below.

       "Available Products" means products that the CSG purchases from third parties that (i) have not been specifically modified for CSG and (ii) such third party makes generally available for purchase by unaffiliated third parties.

       "Balance Sheet Assets" has the meaning set forth in Section 2.1(a) below.

       "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

       "Buyer" has the meaning set forth in the preamble above.

       "Chemical Substance" means any chemical substance, including but not limited to any (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste,
(iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluoracarbons; and (vii) other substance, material or waste, which is identified or regulated under any Environmental Law or Safety Law.

       "Closing" has the meaning set forth in Section 2.6 below.

       "Closing Date" has the meaning set forth in Section 2.6 below.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Commission" means the Securities Exchange Commission.

       "Confidential Information" means any and all information concerning the businesses and affairs of the CSG other than that information that is already generally or readily obtainable by the public or is publicly known or becomes publicly known through no fault of the Seller.

       "Contracts" has the meaning set forth in Section 2.1(g) below.

       "CSG" means the Seller with respect to its Communications Systems Group division of Seller, including without limitation the Products, the Technology and the business operations and assets of its Communications Systems Group.

       "Disclosure Schedule" has the meaning set forth in Section 3 below.

       "Employee Plan" has the meaning set forth in Section 3.25(a) below.

       "Employees" has the meaning set forth in Section 5.8 below.

       "Employment Agreement" has the meaning set forth in Section 5.8 below.

        "Environment" means soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

       "Environmental Laws" mean the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, and the Clean Water Act, each as amended and any other federal, state, local or foreign law, regulation or legal requirement, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (c) exposure of persons, including employees, to any Chemical Substance; (d) the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance; (e) the pollution, protection or clean up of the Environment; or (f) noise.

       "Environmental Liabilities and Costs" means all Losses incurred: (i) to comply with any Environmental Law; (ii) as a result of a Release of any Chemical Substance; or (iii) as a result of any environmental conditions, in each case present at, created by or arising out of the past or present operations of Seller through the Closing Date.

       "Environmental Permit" means any Permit or authorization from any governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

       "Environmental Transfer Laws" has the meaning set forth in ss. 3.26(a)(ix) below.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "Excluded Assets" has the meaning set forth in Section 2.2 below.

       "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

       "Financial Statements" has the meaning set forth in Section 3.9 below.

       "GAAP" means United States generally accepted accounting principles as in effect from time to time.

       "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "Indemnified Party" has the meaning set forth in Section 9.5(a) below.

       "Indemnifying Party" has the meaning set forth in Section 9.5(a) below.


       "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including Patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing (i) subsisting in, covering, reading on, directly applicable to or existing in the Products or the Technology, including, without limitation, all Intellectual Property identified in
Schedule 2.1(d); (ii) that are owned, licensed or controlled in whole or in part by the CSG; or (iii) that, other than Available Products, are used in or necessary to the development, manufacture, sales, marketing or testing of the Products.


       "Interim Financial Statements" has the meaning set forth in Section 3.9 below.

       "Key Employee" has the meaning set forth in Section 6.1(g) below.

       "Knowledge" of an organization means actual knowledge of the Persons within such organization having principal responsibility for the relevant matters after reasonable investigation.

       "Laws" means all applicable laws, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, interpretations, constitutions, ordinances, common law, or treaties, of any federal, state, local municipal and foreign, international, or multinational government or administration and related agencies.

       "Leases" has the meaning set forth in Section 2.1(b) below.

       "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

       "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property if the same do not materially impair the use of such property in the business of the CSG as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due in the case of (i) - (v), which have been incurred in the Ordinary Course of Business.

       "Losses" has the meaning set forth in Section 9.2 below.

       "Material Adverse Effect" means a material adverse effect in the business, financial condition, operations, results of operations and prospects of the CSG, taken as a whole.

       "Multiemployer Plan" has the meaning set forth in Section 3.25(c) below.

       "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

       "Party" and "Parties" have the meanings set forth in the preamble above.

       "Patent" means any: (i) United States or foreign patent, patent application, patent disclosure or other patent right; (ii) any division, continuation, continuation-in-part or similar extension of an application that is a Patent; and (iii) any patent or other patent right that issues or is based upon an application that is a Patent.

       "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

       "Products" means all current products of the CSG including those identified in Schedule 1.1, any subsequent or new versions of existing or prior products currently being developed, any products currently being developed by the CSG that are designed to supersede, replace or function as a component of such products, and any upgrades, enhancements, improvements and modifications to the foregoing prior to the Closing Date.

       "Purchase Price" has the meaning set forth in Section 2.5 below.

       "Related Entity" has the meaning set forth in Section 3.25(a) below.

       "Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the Environment that may cause an Environmental Liability and Cost (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

       "Safety Laws" means any federal, state, local and foreign law, regulation or legal requirement relating to health or safety, including the Occupational Safety and Health Act, as amended, as now or hereinafter in effect relating to (a) exposure of employees to any Chemical Substance or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substance.

       "Safety Liabilities and Costs" means all Losses incurred to comply with any Safety Law or as a result of any health or safety conditions present at, created by or arising out of the past or present operations of the Seller through and until the Closing Date.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Seller" has the meaning set forth in the preamble above.

       "Statement of Assets" has the meaning set forth in Section 2.1(a) below.

       "Statement of Liabilities" has the meaning set forth in Section 2.3(a) below.

       "Subsidiary" means with respect to any Person (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

       "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

       "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

       "Technology" means all inventions, copyrightable works, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation, and manuals), computer software, computer hardware, integrated circuits and integrated circuit masks , electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise that (i) were conceived, developed, or reduced to practice by or for the CSG, or (ii) are incorporated, embodied or used in or are used to develop, manufacture, test, market, distribute or maintain and support the Products.

       "Third Party Claim" has the meaning set forth in Section 9.5(a) below.

       "Trademarks" means any trademarks, service marks, trade dress and logos together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith.

       "Transamerica" has the meaning set forth in Section 6.1(n) below.

       "Transamerica Credit Facility" means the Loan and Security Agreement dated as of June 11, 1997, as amended and from time to time in effect, between Seller and Transamerica.

       "Welfare Plan" has the meaning set forth in Section 3.25(a) below.

2. Acquisition of Assets by Buyer.
   -------------------------------

       2.1. Purchase and Sale of Assets. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller at the Closing, subject to and upon the terms and conditions contained herein, free and clear of any Lien, except those Liens listed on Schedule 2.1(a), all right, title, and interest in and to all of the assets constituting, or used in or necessary for the operation of the CSG, (the "Acquired Assets"), which includes, but is not limited to, the following properties and assets:

       (1) All assets of the CSG set forth on the face of the Statement of Assets attached hereto as Exhibit D-1 (the "Statement of Assets") and all assets of the CSG that have been acquired since the date of the Statement of Assets (other than assets reflected on the Statement of Assets that have been disposed of in the Ordinary Course of Business since the date of the Statement of Assets) (collectively, the "Balance Sheet Assets"), including without limitation:

           (1) all real property, improvements, fixtures and fittings thereon, easements, rights-of way, and other appurtenant rights thereto (such as appurtenant rights in and to public streets);

           (2) all tangible personal property (such as machinery, equipment, test equipment, raw materials, supplies, manufactured and purchased parts, works in progress, finished goods, furniture, vehicles, tools, jigs and dies, workstations, computer software stored on a tangible medium, electronic, electrical and mechanical equipment, other computer hardware and personal computers) whether in the Seller's possession or in the possession of another party such as a manufacturer or vendor of the Seller;

           (3) all inventory, including raw materials, work-in-process and finished goods; and

           (4) all prepaid expenses and other current assets;

       (2) All rights with respect to leasehold interests and subleases and rights thereunder relating to the real and personal property as listed on
Schedule 2.1(b) (the "Leases");

       (3) All rights under all licenses (other than those transferred pursuant to permits, authorizations, orders, registrations, certificates, variances, approvals, consents and franchises or any pending applications relating to any of the foregoing) including without limitation all governmental permits, licenses, authorizations, approvals and consents described in Schedule 2.1(c);

       (4) All Intellectual Property, goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interest therein, including, without limitation the Intellectual Property described in Schedule 2.1(d) hereto;

       (5) All technical data, designs, drawings, specifications, documentation and manuals (or portions thereof);

       (6) All customer, distributor, supplier and mailing lists, pricing and cost information, and business and marketing plans (or portions thereof);

       (7) All rights under any contracts, indentures, mortgages, instruments, Liens, guaranties, or other agreements described in Schedule 2.1(g) (the "Contracts");

       (8) All claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment;

       (9) All business records and financial management reports, books, files, plans, appraisals, environmental audits and reports, documents, correspondence, lists, plats, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records whether written or electronically stored or otherwise recorded, in each case, that is used in or by the CSG; and

       (10) All of the Seller's rights to the use of the name "Communications Systems Group", including d/b/a as Horizon and any variations thereof.


       2.2 Excluded Assets. There shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to Buyer hereunder, and to the extent in existence on the Closing Date, there shall be retained by the Seller, the following assets, properties and rights (collectively, the "Excluded Assets"):

       (1) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement); and

       (2) such other assets set forth on Schedule 2.2(b).

       2.3. Assumption of Liabilities. On the terms and subject to the conditions set forth herein and except as contemplated by Section 2.4 hereof, from and after the Closing, the Buyer will assume and satisfy or perform when due only the following Liabilities (the "Assumed Liabilities"):

       (1) all Liabilities of the CSG set forth on the face of the Statement of Liabilities attached hereto as Exhibit D-2 (the "Statement of Liabilities");

       (2) all Liabilities of the CSG incurred after the date of the Statement of Liabilities in the Ordinary Course of Business that would, if incurred during the last fiscal year, be required in accordance with GAAP to be set forth on the face of the Seller's most recent audited balance sheet and in any event in an amount not to exceed $150,000.

       (3) all Liabilities under the Contracts listed in Schedules 2.1(b) and 2.1(f) arising after the Closing Date other than Liabilities arising from any breach or default occurring prior to the Closing Date.

       (4) Liabilities or other agreements or obligations to purchase goods set forth on Schedule 2.3(d) and such additional purchase orders that are incurred in the Ordinary Course of Business after the date of the Statement of Liabilities that are either (a) less than $10,000 or (b) have received the prior approval of Buyer.

       2.4. Liabilities Not Assumed. Except as expressly set forth in this Agreement, the Buyer will not assume or perform any Liabilities not specifically contemplated by Section 2.3 hereof, including but not limited to, any of the following Liabilities (whether or not contemplated by Section 2.3):

       (1) any Liability of the Seller for income, franchise, transfer, sales, use and other Taxes (whether or not relating to the CSG and whether or not incurred prior to the Closing).

       (2) any Liability of the Seller for the unpaid Taxes of any Person other than the Buyer (including Taxes imposed on the CSG) as a transferee or successor, by contract, or otherwise;

       (3) any Liability of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of such entity as a partner, trustee, director, officer, employee, or agent of another entity;

       (4) any Liability of the Seller arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time in respect of anything done, suffered to be done or omitted to be done by the Seller (other than CSG) or any of its respective directors, officers, employees or agents, or by CSG or any of its respective directors, officers, employees or agents prior to the Closing;

       (5) any Liability of the Seller for costs and expenses incurred in connection with this Agreement, the making or performance of this Agreement and the transactions contemplated hereby;

       (6) any Liability of the Seller under this Agreement or under any agreement between the Seller on the one hand and the Buyer on the other hand entered into in connection with this Agreement;

       (7) any Liability relating to or arising out of products manufactured or sold or services rendered by the Seller (including the CSG) prior to the Closing Date;

       (8) any Liability of the Seller arising out of any Employee Plan established or maintained by the Seller for the benefit of past or present employees of the CSG or to which the CSG contributes or any liability or the termination of any such plan;

       (9) any Liability of the Seller for making payments or providing benefits of any kind to its employees or former employees including, without limitation, (i) as a result of the sale of the Acquired Assets or as a result of the termination by the Buyer of any employees, (ii) arising out of, or relating to, the Worker Adjustment and Retaining Act of 1988, (iii) to provide former employees so-called COBRA continuation coverage to the extent such COBRA continuation coverage is not available under the health care plans of the Seller, (iv) in respect of medical and other benefits for existing and future retirees, (v) any liability or obligation of the Seller in respect of work-related employee injuries or worker's compensation claims and (vi) any liability of the Seller pursuant to Section 5.8 hereof;

       (10) any Liability of the Seller arising out of or resulting from noncompliance prior to the Closing Date with any national, regional or local laws, statutes, ordinances, rules, regulations, orders, determinations, judgments, or directives, whether legislatively, judicially or administratively promulgated (including, without limitation, any Environmental Liabilities and Costs and Safety Liabilities and Costs whether or not arising out of or resulting from Seller's noncompliance with Environmental Laws, Environmental Transfer Laws or Safety Laws) or any other Laws;

       (11) any Liability of the Seller under any leases, contracts, or agreements not listed on Schedules 2.1(b) and 2.1(g);

       (12) any Liability of the Seller in respect of Environmental Liabilities and Costs arising out of any condition existing at or prior to Closing that constitutes a violation of or gives rise to a duty to remediate under any Environmental Law that is occurring or occurred on any real property (regardless of whether the Seller has any ownership or leasehold interest in such property on the Closing Date) and without limit as to point of time, knowledge or amount (including, without limitation, any Liability or obligation to remediate any Chemical Substance, (i) generated, used, stored, disposed of or Released at any property or facility owned or leased by the Seller or its Affiliates at any time prior to the Closing Date, (ii) Released from or in connection with any property or facility owned or leased by the Seller or its Affiliates at any time prior to the Closing Date or (iii) generated, used, stored, disposed of or Released in connection with the Seller's past or present operations);

       (13) any Liability of the Seller for accounts payable for goods or services received or delivered prior to Closing; and

       (14) any Liability of the Seller for any credits, or credit notes, sales returns or other similar liabilities in connection with any sales of Products prior to the Closing.

       2.5. Purchase Price. Subject to Section 2.6, the Buyer agrees to assume the Assumed Liabilities and pay to the Seller aggregate consideration consisting of $33,500,000 in cash payable by wire transfer to the Seller in accordance with written instructions of the Seller given to the Buyer at least two business days prior to the Closing (the "Purchase Price").

       2.6. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ropes & Gray in Boston, Massachusetts, commencing at 10:00 a.m. eastern time on July 27, 1998 or such other date as the Parties may mutually determine (the "Closing Date").

       2.7. Deliveries at the Closing. At the Closing, the Seller will deliver to the Buyer properly executed and acknowledged, if appropriate (i) the various certificates, instruments, and documents referred to in Section 6.1 below; (ii) the assignments and the third party consents to assignment of the Leases, Permits, Intellectual Property and contracts listed in Section 3.30 of the Disclosure Schedule, (iii) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may request, and (iv) the Bill of Sale in the form attached hereto as Exhibit B-2 which includes a power of attorney. The Buyer will execute, acknowledge (if appropriate), and deliver the Assignment and Assumption Agreement in the form attached hereto as Exhibit B-1 and will deliver the consideration specified in Section 2.5 above.

         Simultaneously with such delivery, the Seller will use its best efforts and take all action as may be necessary to put Buyer in possession and operating control of the Acquired Assets.

         At any time and from time to time after the Closing, at the request of Buyer and without further consideration, except as stated below, the Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably determine is necessary to transfer, convey and assign to Buyer, and to confirm Buyer's title to or interest in the Acquired Assets, to put Buyer in actual possession and operating control thereof and to assist Buyer in exercising all rights with respect thereto.

       2.8. Preliminary Allocation of Purchase Price. The Parties agree that the preliminary allocation of the Purchase Price for the Acquired Assets shall be as determined by the allocation formula set forth on Exhibit C hereto. The Seller and Buyer agree that the allocation may be amended or modified by mutual agreement to establish a final allocation prior to the filing of the applicable Tax Returns of Buyer and Seller. The Seller and Buyer shall use such final allocation in all Tax Returns.

       3. RepreSentations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section
3. Disclosure in one paragraph is not deemed disclosure for any other paragraph unless specifically incorporated by reference in such paragraph.

       3.1. Organization of the Seller. The Seller is a corporation, duly organized, validly existing, and in good corporate standing under the laws of the state of its incorporation.

       3.2. [Intentionally Omitted]

       3.3. Authorization of Transaction. The Seller has the power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of the Seller to authorize and permit the execution and delivery by Seller of this Agreement and the instruments required to be executed and delivered by Seller pursuant hereto, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms and conditions.

       3.4. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or by-laws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Lien upon any of the Acquired Assets) except such event that individually or in the aggregate would not have a Material Adverse Effect on the Acquired Assets. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above) except for required filings under the Hart-Scott-Rodino Act and foreign pre-merger notification requirements, if any, which filings have been or will be made prior to Closing.

       3.5. Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the CSG could become liable or obligated.

       3.6. Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the Acquired Assets free and clear of all Liens or restrictions on transfer, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Statement of Assets and except as set forth on Schedule 2.1(a).

       3.7. All Assets Necessary to Conduct Business. The Acquired Assets comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used by the CSG or, other than Available Products, necessary in the conduct of its business as it is currently conducted or as currently proposed to be conducted by the CSG as of the date of this Agreement. In particular, the Seller has not retained any assets which are used in whole or in part by the CSG.

       3.8. Subsidiaries. The Seller has no subsidiaries.

       3.9. Financial Statements. The Statement of Assets and the Statement of Liabilities (collectively, the "Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis, are correct and complete and present fairly the financial condition of the CSG as of such dates and are consistent with the books and records of the CSG, subject to normal and recurring year end adjustments (which will not be material individually or in the aggregate) and lack of footnotes and other presentation items.

       3.10. Guarantees. The CSG is not a guarantor or otherwise liable for any Liability or obligation of any Person for any matter that relates to or affects or will affect the CSG.

       3.11. Absence of Changes. Since the date of the Financial Statements, the Seller has operated and conducted the business of the CSG only in the Ordinary Course of Business and, with respect only to, by and on behalf of the CSG, there has not been:

       (1) any sale, lease, transfer, or assignment of assets, tangible or intangible, other than sales of assets in the Ordinary Course of Business;

       (2) any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) in an amount not in excess of $10,000;

       (3) any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving payments of more than $25,000 to which the Seller is a party or by which it is bound;

       (4) the creation or imposition of any Lien upon the Acquired Assets, tangible or intangible;

       (5) capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving payments of more than $25,000 or outside the Ordinary Course of Business;

       (6) issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving payments of more than $15,000 singly or $50,000 in the aggregate;

       (7) any delay or postponement of payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

       (8) any cancellation, compromise, waiver, or release of any right or claim or Indebtedness (or series of related rights and claims) involving payments of more than $25,000 or outside the Ordinary Course of Business;

       (9) grant of any license or sublicense of any rights or modification of any rights under or with respect to, or entered into any settlement regarding any infringement of its rights to, any Intellectual Property;

       (10) any supplier, major vendor, licensor, distributor and customer that has terminated its business relationship with Buyer, and the Seller has not received notice that any supplier, major vendor, licensor, distributor and customer (i) intends to terminate or is considering terminating its respective business relationship, (ii) has modified or intends to modify such relationship with the CSG in a manner which is less favorable to the CSG or
(iii) has agreed not to or will not agree to do business on such terms and subject to conditions at least as favorable as the terms and conditions as provided to the CSG on the date of the Statement of Assets and the Seller is not aware of any facts that would form the Basis for such termination or modification or any threat or notification, orally or in writing of the foregoing;

       (11) any material damage, destruction, or loss (whether or not covered by insurance) to the Acquired Assets;

       (12) any loan to, or any other transaction with, any directors, officers and employees of the Seller outside the Ordinary Course of Business;

       (13) any employment contract or collective bargaining agreement entered into, written or oral, or modification of the terms of any existing such contract or agreement except as contemplated by Section 5.8 below;

       (14) any increase, modification or change in the compensation of any of the officers and employees of CSG outside the Ordinary Course of Business;

       (15) any adoption, amendment, modification or termination of any Employee Plan or other plan, contract, or commitment for the benefit of any officer or employee of CSG (or taken any such action with respect to any other Employee Plan);

       (16) any modification or change in the employment terms for any of the officers and employees of CSG or any offer of employment outside the Ordinary Course of Business;

       (17) any charitable or other capital contribution outside the Ordinary Course of Business or any pledge to make such a contribution;

       (18) any modification or change in the application of GAAP from the manner in which it was applied in the Statement of Assets;

       (19) any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business; and

       (20) any commitment to any of the foregoing.

       3.12. Absence of Undisclosed Liabilities. The Seller has no Liability for which Buyer could be liable except as expressly set forth herein pursuant to Section 2.3 above.

       3.13. Legal and Other Compliance. The Seller is in compliance with all applicable Laws the violation of which, either singularly or in the aggregate, could have a Material Adverse Effect on the CSG and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Neither the ownership nor use of the Acquired Assets (excluding Intellectual Property, which is addressed in Section 3.17) nor the conduct of the business of the CSG conflicts with the rights of any other Person or violates, or with the giving of notice or the passage of time or both will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any of its certificate of incorporation or by-laws or any Lien, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which the CSG is a party or by which the CSG may be bound or affected. The Seller is not aware of any proposed Laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings that would be applicable to the business, operations or properties of the CSG and that might adversely affect such properties, assets, liabilities, operations or prospects.

       3.14. No Material Adverse Change. Since the date of the Statement of Assets, there has not been any change which has resulted in a Material Adverse Effect and no event has occurred or circumstance exists that could reasonably be likely to result in such a Material Adverse Effect.

       3.15. Taxes. Except as set forth in Section 3.15 of the Disclosure Schedule; (i) all Tax Returns that were required to be filed with respect to the CSG have been filed, (ii) all such Tax Returns were correct and complete;
(iii) all Taxes owed with respect to the CSG (whether or not shown on any Tax Return) have been paid except for Taxes being contested in good faith and for which adequate reserves have been established; (iv) all Taxes required to have been withheld and paid with respect to the CSG in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been withheld and paid; (v) no notice has been received from an authority in a jurisdiction where Tax Returns are not filed with respect to the CSG that such jurisdiction may impose Taxes with respect to the CSG; (vi) no statute of limitations has been waived in respect to Taxes relating to the CSG, and no extension of time has ever been agreed to with respect to a Tax assessment or deficiency relating to the CSG; (vii) all federal, state, local, and foreign income Tax Returns with respect to the CSG have been audited for taxable periods ended on or before December 31, 1993 and
Section 3.15 of the Disclosure Schedule sets forth those Tax Returns that remain open and currently are the subject of audit; (viii) there is no pending dispute, audit, investigation, proceeding or claim concerning any liability for Taxes with respect to the CSG with respect to which Seller has received written notice; and (ix) there are no Liens on any of the Acquired Assets of the CSG that arose in connection with any failure (or alleged failure) to pay any Tax.

       3.16. Property, Plant and Equipment.

       (1) The Seller does not own any real property that is used in connection with the business or operations of the CSG. Section 3.16 of the Disclosure Schedule lists all real property leased or subleased in connection with the business or operations of the CSG. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section
3.16 of the Disclosure Schedule (as amended to date), which leases and, if any, subleases have not been amended or modified since the date thereof. With respect to each lease and sublease listed in Section 3.16 of the Disclosure
Schedule:

       (1) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

       (2) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

       (3) Seller has not received any written notice as to breach or default under the lease and no event has occurred that, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

       (4) the Seller has not received notice that any party to the lease or sublease has repudiated any provision thereof;

       (5) there are no oral or written agreements, or forbearance programs in effect as to, and Seller has not disputed, the lease or sublease and the, Seller has not received notice that any third party has disputed the lease or sublease;

       (6) with respect to each sublease, if any, the representations and warranties set forth in sub Sections (i) through (v) above are true and correct with respect to the underlying lease;

       (7) the CSG has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

       (8) with respect to each real property that is leased or subleased there is either no mortgage on the fee interest in such property that predates such lease or a non-disturbance agreement protecting the tenant's leasehold interest has been obtained and a current and complete copy provided to the Buyer;

       (9) Seller has not received any written notice of any threatened condemnation proceedings, lawsuits, or administrative actions relating to the premises leased by CSG which would have a Material Adverse Effect on the use or occupancy thereof;

       (10) there are no leases, subleases, licenses concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of the premises leased by CSG or any portion thereof;

       (11) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof by the Seller and have been operated and maintained by the Seller in accordance with applicable laws, rules, and regulations; and

       (12) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

       (2) The CSG owns or leases all buildings, real property, improvements, machinery, equipment, and other tangible assets necessary for the conduct of CSG's business as presently conducted or as proposed to be conducted by the CSG as of the date of this Agreement. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in satisfactory operating condition and repair (subject to normal wear and tear), and is suitable, adequate and sufficient for the purposes for which it presently is used and presently is proposed to be used by the CSG as of the date of this Agreement.

3.17. Intellectual Property.

       (1) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property. Subject to obtaining all necessary consents and effecting assignments as disclosed in
Section 3.30 of the Disclosure Schedule, each item of Intellectual Property owned or used by the Seller in connection with the business of the CSG immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Except as disclosed in Section 3.17(a) of the Disclosure Schedule, the Seller has taken all reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

       (2) Except as disclosed in Section 3.17(b) of the Disclosure Schedule, the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and the Seller has never received or been made aware of any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

       (3) All of the Seller's employees that have participated in the development of the Products have entered into employee agreements with the Seller assigning all right, title and interest in the Intellectual Property therein to the Seller. Pursuant to such employee agreements or applicable law, the Seller owns all of the right, title and interest of their employees to any Intellectual Property in the Products.

       (4) Section 3.17(d) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to its Intellectual Property, identifies each pending patent application or application for registration which has been made with respect to the Seller's Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of the Intellectual Property. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3.17(d) of the Disclosure Schedule also identifies each trade name or unregistered trademark or servicemark used by the Seller in connection with the business of the CSG. With respect to each item of Intellectual Property required to be identified in Section 3.17(d) of the Disclosure Schedule:

           (1) except as disclosed in Section 3.17(d) of the Disclosure Schedule, the Seller possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

           (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

           (3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending, and the Seller has not received notice that any such action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

           (4) the Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

       (5) Section 3.17(e) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses in connection with the business of the CSG pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3.17(e) of the Disclosure Schedule:

           (1) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

           (2) subject to obtaining necessary consents as disclosed in Section
       3.30 of the Disclosure Schedule, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

           (3) the Seller has not and, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

           (4) the Seller has not repudiated any provision of the license, sublicense, agreement, or permission, and the Seller has not received notice that any other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

           (5) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying license;

           (6) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

           (7) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or to the Knowledge of the Seller, is threatened, which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

           (8) the CSG has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

       (6) The CSG will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and proposed to be conducted by the CSG as of the date of this Agreement.

       (7) Notwithstanding anything to the contrary contained in this Section
3.17 no representation is made concerning Available Products other than that the Seller has not received notice that any third party has refused to sell such Available Products to the CSG or that such Available Products have become unavailable for purchase.

       3.18. Contracts. Section 3.18 of the Disclosure Schedule lists the following contracts and other agreements (including the Contracts and Leases listed on Schedules 2.1(b) and 2.1(f) and contracts and agreements listed on Sections 3.11, 3.16 and 3.17 of the Disclosure Schedule) to which the Seller or the CSG is a party in connection with the business of the CSG: 1.1.

       (1) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000;

       (2) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss or involve consideration in excess of $25,000;

       (3) any agreement concerning a partnership or joint venture;

       (4) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $25,000 or under which it has imposed a Lien on any of the Acquired Assets;

       (5) any agreement concerning confidentiality or noncompetition;

       (6) any agreement involving the Seller;

       (7) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the officers and employees of the CSG;

       (8) any collective bargaining agreement;

       (9) any agreement providing for the employment or consultancy with any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $25,000 or providing severance or retirement benefits;

       (10) any agreement under which it has advanced or loaned any amount to any of the CSG officers and employees other than in the Ordinary Course of Business;

       (11) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

       (12) any contract or arrangement with any federal, state or local government agency;

       (13) any support contract with customers relating exclusively to the Acquired Assets; or

       (14) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000 per year.

       The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3.18 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.18 of the Disclosure Schedule. Except as disclosed in Section 3.18 of the Disclosure Schedule, with respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) subject to the Buyer obtaining the necessary consents disclosed in Section 3.30 of the Disclosure Schedule, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (iii) the Seller is not in breach or default under the agreement and the Seller has not received notice that any third party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) Seller has not repudiated any provision of the agreement and the Seller has not received notice that any other party has repudiated any provision of the agreement.

       3.19. Notes and Accounts Receivable. All notes and accounts receivable of the CSG, if any, are reflected properly on its books and records in accordance with GAAP, are valid receivables, arose from bona fide transactions in the Ordinary Course of Business subject to no setoffs or counterclaims except as recorded as accounts payable are current and collectible and will be collected in accordance with their terms at their recorded amounts without having to or threaten to resort to any collection efforts or legal proceedings outside the Ordinary Course of Business, except as adjusted for the passage of time through but until the Closing Date in accordance with GAAP and past practice and custom of the Seller.

       3.20. Powers of Attorney. Except pursuant to this Agreement and the Exhibits hereto, there are no outstanding powers of attorney executed on behalf of the Seller in respect of the CSG, or the Acquired Assets.

       3.21. Insurance and Risk Management. The CSG has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.
Section 3.21 of the Disclosure Schedule describes any self-insurance arrangements affecting the CSG.

       3.22. Litigation. There are no judicial or administrative actions, claims, suits, proceedings or investigations pending, and the Seller has not received notice that any such judicial or administrative actions, claims, suits, proceedings or investigations are threatened, that could be reasonably likely to result in a Material Adverse Effect, or that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement nor is there any Basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Seller affecting the CSG, the Acquired Assets or Assumed Liabilities under any federal, state or local law.

       3.23. Product Warranties; Defects; Liability. To the Knowledge of the Seller, each Product manufactured, sold, leased, or delivered by the CSG has been in conformity in all material respects with all applicable federal, state, local or foreign Laws and regulations, contractual commitments and all express and implied warranties, and the Seller has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith not covered by insurance. Except as disclosed in Section 3.23 of the Disclosure Schedule, no product manufactured, sold, leased, or delivered by the CSG is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3.23 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the CSG (containing applicable guaranty, warranty, and indemnity provisions). To the Knowledge of the Seller, Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the CSG and there has been no inquiry or investigation made in respect thereof by any Person including any governmental or administrative agency.

       3.24. Employees. Seller has not received notice that any executive, key employee, or group of employees relating to the CSG has any plans to terminate employment with the Seller, except as contemplated by Section 5.8. The Seller has not experienced any labor disputes or work stoppage due to labor disagreements with regard to the business of the CSG. The Seller is not nor has it ever been a party to any collective bargaining agreements and the Seller has not been the subject in the past 5 years of any organizational activity.

       3.25. Employee Benefit Plans.

       (1) Seller Plans. Section 3.25 of the Disclosure Schedule sets forth
(1) all Employee Plans (A) that are maintained by Seller or by any corporation, trust, partnership or other entity (a "Related Entity") that would be considered as a single employer with Seller under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, or to which Seller or any Related Entity contributes or is required to contribute or with respect to which Seller or any Related Entity has or may have any liability for premiums or benefits, and (B) that benefit any Employee (a "Seller Plan"), as well as
(2) all plans, agreements, policies and arrangements that would be Seller Plans if the term "employee" were construed to include outside directors, consultants or other independent contractors who provide services to or for the benefit of the CSG. For purposes of this Agreement, the term "Employee Plan" means any plan, program, agreement, policy or arrangement (a "plan"), whether covering a single individual or group of individuals, and whether or not reduced to writing, that is: (i) a welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare Plan"); (ii) a pension benefit plan within the meaning of Section 3(2) of ERISA; (iii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (iv) any other deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe benefit plan or arrangement. With respect to each Seller Plan, Seller has provided to Buyer accurate, current and complete copies of each of the following: (1) where the plan has been reduced to writing, the plan document together with all amendments; (2) where the plan has not been reduced to writing, a written summary of all material plan terms; and (3) copies of any summary plan descriptions, employee handbooks or similar employee communications.

       (2) No Liability. Except for payments contemplated by this Agreement, no circumstance exists and no event (including any action or the failure to do any act) has occurred with respect to any Employee Plan maintained or formerly maintained by Seller or any Related Entity, or to which Seller or any Related Entity is or has been required to contribute, that could subject Buyer to Liability, or the Acquired Assets to any Lien, under ERISA or the Code, nor will the transactions contemplated by this Agreement give rise to any such Liability or Lien.

       (3) Multiemployer Plans. With respect to current and former employees of the CSG, neither Seller nor any Related Entity contributes to, ever has contributed to, or been required to contribute to any multiemployer plan within the meaning of ERISA section 3(37) (a "Multiemployer Plan") or has any Liability Employee (including withdrawal Liability) under any Multiemployer Plan.

       (4) Retiree Benefits; Certain Welfare Plans. Except as described in
Section 3.25 of the Disclosure Schedule and other than as required under
Section 601 et seq. of ERISA, no Seller Plan that is a Welfare Plan provides benefits or coverage following retirement or other termination of employment. Nothing has occurred with respect to any Employee Plan described in Section 4980B of the Code that could subject Seller or any Related Party to a tax under Section 4980B of the Code.

       (5) No Restrictions On Termination. No provision of any Seller Plan would result in any limitation on the ability of Seller to terminate the plan with respect to the Employees.

       (6) The transactions contemplated by this Agreement shall not alone or upon the occurrence of any additional or subsequent event, result in any payment of severance or otherwise, or acceleration, vesting or increase in benefits under any Employee Plan for the benefits of any Employee.

       3.26. Environment, Health, and Safety.

       (1) Except as disclosed in Section 3.26 of the Disclosure Schedule:

           (1) the Seller in connection with the business of the CSG, has complied and is in compliance with all applicable Environmental Laws and Safety Laws the violation of which could have a Material Adverse Effect;

           (2) the Seller in connection with the business of the CSG has obtained, and is and has been in material compliance with the conditions of, all Environmental Permits required for the continued conduct of the business of the CSG in the manner now conducted and presently proposed to be conducted by the CSG as of the date of this Agreement;

           (3) the Seller in connection with the business of the CSG has filed all required applications, notices and other documents necessary to effect the timely renewal or issuance of all Environmental Permits for the continued conduct of the business of the CSG in the manner now conducted and presently proposed to be conducted by the CSG as of the date of this Agreement;

           (4) the Seller has not received notice that there are past or present events, conditions or circumstances, that are likely to interfere with or otherwise affect the business of the CSG in the manner now conducted or which would interfere with compliance with any Environmental Law or Permit or Safety Law;

           (5) the Seller has not received notice that there are circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of the Seller in connection with the business of the CSG in respect of off-site storage, transportation or disposal of, or any off-site Release of, a Chemical Substance which reasonably may be expected to give rise to any Environmental Liabilities and Costs;

           (6) the Seller has not received notice that there are circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of the Seller in connection with the business of the CSG, including but not limited to any on-site Storage, use, disposal or Release of a Chemical Substance, which reasonably may be expected to give rise to any Environmental Liabilities and Costs or Safety Liabilities and Costs;

           (7) the Seller in connection with the business of the CSG or the present or past assets, properties, businesses, leaseholds or operations of the Seller in connection with the business of the CSG has not received within the past three years any order, decree, judgment, complaint, agreement, claim, citation, or notice and is not subject to any ongoing judicial or administrative proceeding indicating that the Seller or the past and present assets of the CSG are or may be: (A) in violation of any Environmental Law; (B) in violation of any Safety Laws; (C) responsible for the on-site or off-site storage or Release of any Chemical Substance; or, (D) liable for any Environmental Liabilities and Costs or Safety Liabilities and Costs;

           (8) the Seller has no reason to believe that the CSG will become subject to a matter identified in subsection (vii); and the Seller has not received notice of any investigation or review with respect to such matters is pending or is threatened, nor has any Authority or other third-party indicated an intention to conduct the same;

           (9) neither the business of the CSG nor any of the Acquired Assets is subject to, or as a result of the transactions contemplated by this Agreement will be subject to, the requirements of any Environmental Laws or other Laws which require notice, disclosure, cleanup or approval prior to transfer of such Acquired Assets or the business of the CSG or which will impose Liens on such Acquired Assets or otherwise interfere with or affect the business of the CSG ("Environmental Transfer Laws") or if subject to such requirements, the Seller has complied therewith;

           (10) Section 3.26 of the Disclosure Schedule lists all property presently or previously leased, owned or operated by the Seller in connection with the business of the CSG and identifies all such property (and the area within that property) that has been used by the CSG or by any other Person (including a prior owner or operator) for the storage or disposal of Chemical Substances;

           (11) copies of all waste manifests under the Resource Conservation and Recovery Act of 1976 as now in effect for treatment, storage, disposal, reuse or recycling in connection with the transport or disposal of Chemical Substances originating from the CSG or the Acquired Assets have been made available to Buyer;

           (12) Section 3.26 of the Disclosure Schedule sets forth a list of all underground storage tanks owned or operated at any time by the Seller in connection with the business of the CSG and except as disclosed in Section 3.26 of the Disclosure Schedule, the Seller has not received notice that any such tank is leaking or has leaked at any time in the past, and there is no pollution or contamination of the Environment caused by or contributed to or threatened by a Release of a Chemical Substance from any such tank; and

           (13) Section 3.26 of the Disclosure Schedule lists all environmental audits, inspections, assessments, investigations or similar reports in the Seller's possession or of which the Seller is aware relating to the Acquired Assets or the CSG's business or the compliance of the same with applicable Environmental Laws and Safety Laws.

       (2) For purposes of this Section 3.26 only, all references to the "Seller" are intended to include any and all other entities to which the Seller may be considered a successor under applicable Environmental Laws. The representations and warranties in this section are the only representations and warranties with respect to Environmental Laws or Environmental Liabilities and Costs, or Safety Laws or Safety Liabilities and Costs notwithstanding any other language in this Agreement of general applicability.

       3.27. Affiliated Transactions. Except as set forth in Section 3.27 of the Disclosure Schedule, the Seller and its Affiliates (excluding the CSG) do not own or otherwise have any rights to or interests in any asset, tangible or intangible, which is used in the business of the CSG which is not being transferred as an Acquired Asset, other than the Excluded Assets.

       3.28. Government Contracts. Except as set forth in Section 3.28 of the Disclosure Schedule, the Seller (including the CSG) has not been and is not a party to any contract or arrangement with any federal, state or local government agency relating to the business of the CSG.

       3.29. Books and Records. The books and all corporate and financial records of the Seller relating to the CSG are complete and correct in all material respects and have been maintained in accordance with applicable sound business practices, laws and other material requirements.

       3.30. Consents. Section 3.30 of the Disclosure Schedule sets forth a true, correct and complete list of the identities of any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the transfer, assignment or conveyance by the Seller of any of the Acquired Assets.

       3.31. Bankruptcy. The Seller is not involved in any action, suit, complaint, charge, hearing, inquiry, investigation or legal or administrative arbitration proceeding by or against the Seller as a debtor before any governmental entity or authority under Title 11 of the U.S. Bankruptcy Act or any other insolvency or debtor's relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestration, or other similar official for any part of the property of the Seller.

       3.32. Disclosure. The representations and warranties contained in this
Section 3 (including the Disclosure Schedule and any other schedules and exhibits required to be delivered by Seller to Buyer pursuant to this Agreement) and any certificate furnished or to be furnished by Seller to Buyer do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

       4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are true, correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

       4.1. Organization of the Buyer. Each of Cabletron and Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

       4.2. Authority for Agreement. Each of Cabletron and Acquisition has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of Cabletron and Acquisition, enforceable in accordance with its terms and conditions.

       4.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Cabletron and Acquisition is subject or any provision of their respective charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Cabletron or Acquisition is a party or by which either is bound or to which any of either Cabletron's or Acquisition's assets is subject. Cabletron and Acquisition do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except for required filings under the Hart-Scott-Rodino Act, which filings have been made.

       4.4. Brokers' Fees. Neither Cabletron nor Acquisition has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

       4.5. Bankruptcy. The Buyer is not involved in any action, suit, complaint, charge, hearing, inquiry, investigation or legal or administrative arbitration proceeding by or against the Buyer as a debtor before any governmental entity or authority under Title 11 of the U.S. Bankruptcy Act or any other insolvency or debtor's relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestration, or other similar official for any part of the property of the Buyer.

       4.6. Litigation. No litigation or governmental proceeding is pending or threatened that may challenge the validity of the obligations hereunder of the Buyer or the performance of the terms and conditions of this Agreement by the Buyer.

       4.7. Financial Ability to Close. The Buyer has sufficient funds to close the transactions contemplated by this Agreement at the Closing.

       4.8. Due Diligence. In making its decision to purchase the Acquired Assets, the Buyer has relied only on the representations and warranties contained in this Agreement, the documents specified herein, on the schedules or exhibits annexed hereto and the documents of the Seller filed with the Securities and Exchange Commission, all of which have been provided to the Buyer and all of which the Buyer has examined to its satisfaction.

       5. Covenants. The Parties agree:

       5.1. General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

       5.2. Notices and Consents. The Seller has given any notices to third parties, and the Seller will use its best efforts to obtain any third party consents, that are required to transfer the Acquired Assets to Buyer, and any other consent that the Buyer may reasonably request. Each of the Parties will file Notification and Report Forms and related material that may be required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, and will make any further filings pursuant thereto that may be necessary in connection therewith.

       5.3. Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business in respect of the CSG except as necessary in connection with this Agreement. Without limiting the generality of the foregoing, the Seller (i) will not, in respect of the CSG, engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.11 above and
(ii) until Closing will (A) keep available to Buyer the services of the Employees, and use reasonable efforts to keep agents and independent contractors, and (B) use reasonable efforts to preserve for the benefit of Buyer the goodwill of the CSG's customers, suppliers, landlords and others having business relations with it.

       5.4. Preservation of Business. The Seller will use reasonable efforts to keep the business and properties of the CSG substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

       5.5. Full Access. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the CSG, to all premises, properties, personnel, books, records (including Tax records), contacts, and documents of or pertaining to the CSG.

       5.6. Notice of Developments. Each Party will give prompt written notice to the other Party of any specific events occurring subsequent to the execution of this Agreement and prior to the Closing Date which would cause a failure of the conditions set forth in Sections 6.1(a) and 6.2(a) hereof with respect to representations and warranties of such Party. Disclosure by the Seller pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule for the purpose of determining whether the representations and warranties of the Seller are true and correct as of the Closing Date for all purposes, including for purposes of Sections 9.2 and 9.3, but excluding for purposes of satisfying the conditions set forth in Section 6.1(a).

       5.7. Exclusivity. The Seller (including the CSG) will not (and the Seller (including the CSG) will not cause or permit any of its Subsidiaries, officers, directors, agents or Affiliates to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person, or enter into or consummate any transaction, relating to the acquisition of any portion of the Acquired Assets (other than sales of inventory in the Ordinary Course of Business) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

       5.8. Employee Matters.

       (1) Buyer shall offer employment to all persons on the active payroll of the CSG on the date hereof as identified on Schedule 5.8 (the "Employees"). Such employment shall be effective on the first business day following the Closing Date. In order to provide an incentive to the Employees to become Employees of the Company, and in order to compensate the Employees for services to be provided to the Buyer, as set forth in Exhibit I attached hereto, the Buyer will pay to the Employees an amount agreed to by the Parties in the form of signing and stay bonuses in accordance with the terms and conditions of the employment agreements to be entered into between the Employees and Buyer in the form attached hereto as Exhibit E (the "Employment Agreements") and in accordance with the current policies of Buyer. The Buyer agrees that the Seller has no obligation to pay any portion of such signing and stay bonuses to the Employees. Subject to the terms of the Employment Agreements, Buyer agrees to provide compensation and benefits that in the aggregate, are reasonably similar to those provided to the Employees prior to the date hereof; provided, however, that the benefits will be the standard benefits of Buyer as previously described to Seller. The Employees shall be eligible for the Employee Plans of the Buyer on the same terms as those applicable to Buyer's employees generally. Notwithstanding anything to the contrary contained herein, Buyer shall not be required to hire any individual whose employment is terminated by Seller For Cause before the Closing Date. For purposes of this Section 5.8(a), "For Cause" shall have the meaning set forth in the Employment Agreement of each individual Employee (as if all references to Buyer were to Seller), with respect to such Employee.

       (2) The Seller shall (i) terminate all Employees immediately prior to Closing and pay any and all Liabilities relating to such termination, including, without limitation any payments and benefits due such Employees pursuant to accrued salary and wages, pension, retirement, savings, health, welfare and other benefits and severance payments or similar payments of the Employees and (ii) provide to all Employees any notice (which notice shall be reasonably acceptable to Buyer) required under any law or regulations in respect of such termination including, without limitation COBRA.

       (3) Employees (other than any Employee who is not employed by Buyer or who is in an ineligible classification of employees) shall be eligible to participate in Buyer's 401(k) plan following Closing without regard to the normal entry-date requirements under such plan.

       (4) Any Employee who immediately after the Closing becomes an active full-time Employee of Buyer shall be eligible to participate in Buyer's employee health, life insurance and disability plans as of the date such employee commences active employment with the Buyer. For purposes of calculating seniority and vacation, personal and sick time benefits following the Closing, each Employee shall receive credit with Buyer for service while employed by Seller.

       (5) After Closing, Seller will promptly pay Employees' accrued vacation through Closing.

       5.9. Access to Records after Closing. The Seller may retain a single set of copies of any financial books and records of the CSG which Seller reasonably believes will be required by it for the purpose of performing any of Seller's accounting, public reporting, or other administrative functions which are performed in the Ordinary Course of Seller's Business Section Seller shall destroy such copies upon Seller's determination that any such copies are no longer reasonably required by them for the purposes set forth in the preceding sentence. Seller's use, disclosure and disposition of such copies shall otherwise be governed in accordance withss.7 to the extent that such copies contain Exclusive Confidential Information. For a period of five years after the Closing Date, the Seller and its representatives shall have reasonable access to any other financial books and records of the CSG to the extent that such access may reasonably be required by the Seller in connection with matters relating to or affected by the operations of the CSG prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by them pursuant to this Section 5.9.

       5.10. Bulk Sales Compliance. Buyer hereby waives compliance by the CSG with the provisions of the Bulk Sales Law of any state.

       5.11. Transfer Taxes. Seller agrees to pay all sales, use and transfer Taxes on the transfer of the Acquired Assets hereunder.

       5.12. Future Assurances. At any time and from time to time after the Closing, at the request of Buyer and without further consideration, except as stated below, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably determine is necessary to transfer, convey and assign to Buyer, and to confirm Buyer's title to or interest in the Acquired Assets, to put Buyer in actual possession and operating control thereof and to assist Buyer in exercising all rights with respect thereto. The Seller hereby constitutes and appoints Buyer and its successors and assigns as its true and lawful attorney in fact in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of the Seller but on behalf of and for the benefit of the Buyer and its successors and assigns, to demand and receive any and all of the Acquired Assets and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the Seller or otherwise, for the benefit of the Buyer or its successors and assigns, proceedings at law, in equity, or otherwise, which the Buyer or its successors or assigns reasonably deem proper in order to collect or reduce to possession or endorse any of the Acquired Assets and to do all acts and things in relation to the Acquired Assets that the Buyer or its successors or assigns reasonably deem desirable.

       6. Conditions to Obligation to Close.

       6.1. Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

       (1) Representations and Warranties. The representations and warranties set forth in Section 3 above shall be true and correct (in all material respects, in the case of those representations and warranties that are not by their express terms qualified by reference to materiality) when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct (in all material respects, in the case of those representations and warranties that are not by their express terms qualified by reference to materiality);

       (2) Performance by Seller. The Seller shall have performed and complied with all of its covenants, agreements and obligations hereunder through the Closing;

       (3) Consents. The Seller shall have procured all the governmental approvals, consents or authorizations and third party consents specified in
Section 3.30 and Section 5.2 above, and the Buyer shall have received copies of all such required government approvals, consents or authorizations and third party consents in form and substance reasonably satisfactory to the Buyer;

       (4) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) have a Material Adverse Effect on the right of the Buyer to own the Acquired Assets and to operate the business of the CSG (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

       (5) Certificates. The Seller shall have delivered to the Buyer a certificate signed by the Chief Executive Officer of the Seller to the effect that each of the conditions specified above in Section 6.1(a)-(d) are satisfied in all respects;

       (6) Anti-trust Matters. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act and any applicable foreign pre-merger filings shall have expired or otherwise been terminated;

       (7) Employment Agreements. Ninety percent (90%) of the Employees designated on Schedule 5.8 as a "Key Employee" shall have entered into an Employment Agreement substantially in the form of Exhibit E hereto and the same shall be in full force and effect;

       (8) Termination Notices. The Seller shall have sent termination notices to Employees as contemplated by Section 5.8;

       (9) Opinion. The Buyer shall have received from counsel to the Seller an opinion in substantially form and substance as set forth in Exhibit F attached hereto, addressed to the Buyer, and dated as of the Closing Date;

       (10) Environmental Transfer Laws. The Seller shall have obtained all certificates and made all filings required under Environmental Transfer Laws for the transfer of the Acquired Assets, and the Buyer shall have received copies of all such certificates and filings in form and substance reasonably satisfactory to the Buyer;

       (11) Environmental Report. Receipt of a Phase I Environmental Site Assessment Report with respect to the Acquired Assets satisfactory to Buyer and upon which the Buyer shall be entitled to rely;

       (12) Landlord and Mortgagee Consents. The Seller shall have obtained the consent of the landlord and the mortgagee of the leased real property used by the CSG to the assignment of the respective lease or leases, and the Buyer shall have received copies of such consents to assignment in form and substance reasonably satisfactory to the Buyer;

       (13) Additional Agreements. The Seller shall have entered into an agreement in form and substance as set forth in Exhibit H attached hereto and the same shall be in full force and effect;

       (14) Transamerica Credit Facility. The Seller shall have obtained all required consents of any lenders, including without limitation Transamerica Business Credit Corporation ("Transamerica") under the Transamerica Credit Facility to the transactions contemplated by this Agreement. Transamerica and the other lenders under the Transamerica Credit Facility and any other holders of Liens on the Acquired Assets shall have provided the Seller with appropriate consents, release of Liens and such other documentation as the Buyer may request to evidence their consent to the transactions contemplated herein and the termination of any and all Liens and security interests in the Acquired Assets, and the release of the Seller from any claims and the discharge of any obligations relating to the Acquired Assets and the business of the CSG;

       (15) No Material Adverse Change. There shall not have been any change that has resulted in a Material Adverse Effect and no event has occurred or circumstance exists that may result in such a Material Adverse Effect; and

       (16) All Necessary Actions. All actions to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

       6.2. Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

       (1) Representations and Warranties. The representations and warranties set forth in Section 4 above shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality);

       (2) Performance by Buyer. The Buyer shall have performed and complied with all of its covenants hereunder through the Closing;

       (3) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

       (4) Certificates. The Buyer shall have delivered to the Seller a certificate of the Buyer's Chief Financial Officer to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

       (5) Anti-trust Matters. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

       (6) Opinion. The Seller shall have received from counsel to the Buyer an opinion in substantially form and substance as set forth in Exhibit G attached hereto, addressed to the Seller, and dated as of the Closing Date;

       (7) Additional Agreements. The Buyer shall have entered into an agreement in form and substance as set forth in Exhibit H attached hereto and the same shall be in full force and effect; and

       (8) All Necessary Actions. All actions to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by Buyer to Seller to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

The Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

       7. Confidentiality.

       (1) From and after the Closing, the Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. From and after the Closing, in the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 7(a). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

       (2) If the Closing shall not occur, the Buyer will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Seller or destroy, at the request and option of the Seller, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Buyer is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Buyer will notify the Seller promptly of the request or requirement so that the Seller may seek an appropriate protective order or waive compliance with the provisions of this Section 7(b). If, in the absence of a protective order or the receipt of a waiver hereunder, the Buyer is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Buyer may disclose the Confidential Information to the tribunal; provided, however, that the Buyer shall use its best efforts to obtain, at the request of the Seller, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Seller shall designate.

       8. Noncompetition.

       8.1. Covenants of the Seller.

       (1) The Seller agrees that, in consideration of the purchase by Buyer hereunder, it shall not, on or prior to the date which is three (3) years after the Closing Date, directly or indirectly, own, manage, operate, control, provide consulting services to, participate in, lend its name to, invest in or be connected in any manner with the management, ownership, operation or control of any business, venture, or activity which designs, develops, markets or distributes products, (the "Ariel Products") that directly competes with the Products in that they offer comparable features and functionality; provided, however, the Seller shall not be considered to be in default of this
Section 8 solely by virtue of holding for portfolio purposes as a passive investor not more than five percent (5) of the issued and outstanding equity securities of a corporation, the equity securities of which are listed or quoted on a stock exchange or an over-the-counter market within the United States.

       (2) The Seller further agrees that for a period of three (3) years after the Closing Date it will not directly or indirectly without the prior written consent of Buyer, recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade any person who is an employee of the Buyer or any Subsidiary, group, or division of Buyer or any Affiliate thereof (including the CSG), to leave the employ of Buyer unless such person has been terminated by the Buyer or an Affiliate of Buyer.

       8.2. Covenants of the Buyer. The Buyer agrees that for three (3) years from the Closing Date it will not engage in a program of solicitation which has been endorsed or sanctioned by the senior management of the Buyer and is meant to recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade employees of the Seller or any Subsidiary, group, or division of the Seller, to leave the employ of the Seller unless such employees have been terminated by the Seller. If the senior management of the Buyer should become aware of any such program of solicitation or if such a program of solicitation is brought to the attention of the senior management of the Buyer, the Buyer will cause the program of solicitation to cease and this shall be the sole remedy of the Seller for any such breach.

       9. Indemnification.

       9.1. Survival of Representations and Warrants. All of the representations and warranties of the Seller (except for those contained in Sections 3.3 (Authorization of Transaction), 3.6 (Title to Assets), 3.15 (Taxes) and 3.26 (Environment, Health and Safety) contained herein or in any document certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until eighteen months after Closing. The representations and warranties of the Seller contained in Section 3.26 shall survive the Closing and shall continue in full force and effect for a period of three years thereafter. The representations and warranties of the Seller contained in Sections 3.3, 3.6 and 3.15 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations and any extensions or waivers thereof for taxes). The termination of any such representation and warranty, however, shall not affect any claim for breaches of representations or warranties if written notice thereof is given to the breaching party or parties prior to such termination date. All of the representations and warranties of the Buyer contained in Section 4 shall survive the Closing and shall continue in full force and effect until eighteen months after Closing. All covenants and indemnities of any Party in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided therein, remain in full force and effect forever.

       9.2. Indemnification Provisions for Benefit of the Buyer. Seller agrees to indemnify, defend and hold harmless Buyer and its directors, officers and Affiliates against and in respect of all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the "Losses") that results from:

       (1) the inaccuracy of any representation or warranty made by Seller herein or any third party allegation which if true would mean a representation or warranty made by the Seller herein was inaccurate, or resulting from any misrepresentation, breach of warranty (as if all qualifiers specifically using the following words "material", "materiality", "Knowledge", or "Material Adverse Effect" were not contained in such representation or warranty) or nonfulfillment of any agreement or covenant of Seller contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Seller hereunder; provided, however, that the Seller shall not be liable under this Section 9.2(a) in respect of Losses until the aggregate of such Losses exceeds $200,000, provided, further, that after such event the Seller shall be required to pay all amounts by which such aggregate amount of Losses exceeds $100,000, up to a maximum aggregate amount of $6,000,000;

       (2) any Liability which is not an Assumed Liability (including any Liability that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law).

In the event that Seller may be obliged to indemnify Buyer under both subsection (a) and subsection (b) of this Section 9.2, its obligations under subsection (b) shall be controlling and the limitations provided in Sections 9.1 and 9.2(a) hereof relating to their obligations in respect of Losses resulting from the inaccuracy of any representation and warranty, or any misrepresentation, breach of warranty or non-fulfillment of an agreement or covenant as described in Section 9.2(a), shall not apply. Buyer shall provide Seller written notice for any claim made in respect of the indemnification provided in this Section 9.2, whether or not arising out of a claim by a third party.

       9.3. Environmental Indemnification. Notwithstanding any other provision of this Agreement to the contrary, this Section 9.3 shall control and limit Seller's obligation to indemnify Buyer for Environmental Liabilities and Costs. Seller agrees to indemnify and hold harmless Buyer against any Environmental Liabilities and Costs to the extent arising out of any condition existing at or prior to Closing that constitutes a violation of, or gives rise to a duty to remediate under, Environmental Laws which occur on property that is owned or leased by the Seller on the Closing Date without limit in point of time, knowledge or amount, provided that Buyer has given notice to Seller of any such violation of affirmative duty prior to the third anniversary of the Closing Date.

       9.4. Indemnification Provisions for Benefit of the Seller. Buyer hereby agrees to indemnify, defend and hold harmless Seller and its respective directors, officers and Affiliates against and in respect of all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated in respect of any matter that results from the inaccuracy of any representation or warranty made by Buyer herein, or any third party allegation which if true would mean a representation or warranty made by Buyer herein was inaccurate, or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant of Buyer, including Buyer's agreement to assume certain Liabilities of the CSG pursuant to Section 2.2 of this Agreement, contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Buyer hereunder.

       9.5. Matters Involving Third Parties.

       (1) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party forfeits any substantial rights or defenses.

       (2) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer covered by Sections 9.2, 9.3 or 9.4, as the case may be, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

       (3) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.5(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

       (4) In the event any of the conditions in Section 9.5(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer to the fullest extent provided in this
Section 9.

       9.6. Non-Exclusive Remedy. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant of this Agreement.

       10. Termination.

       10.1. Termination of Agreement. The Parties may terminate this Agreement as provided below:

       (1) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

       (2) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the latter of (A) 30 days after the expiration or other termination of all applicable waiting periods under the Hart-Scott-Rodino Act and any Environmental Transfer Laws and (B) 60 days from the date hereof, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

       (3) Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the latter of (A) 30 days after the expiration or other termination of all applicable waiting periods under the Hart-Scott-Rodino Act and any Environmental Transfer Laws and (B) 60 days from the date hereof, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement);

       (4) by either Buyer or Seller, if a court of competent jurisdiction or other governmental authority with competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transfer of the Acquired Assets; or

       (5) by Seller, if Buyer fails to obtain adequate financing in order to consummate the transactions contemplated by this Agreement.

       10.2. Effect of Termination. If either Party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of either Party to the other Party provided, however, that the provisions of Section 11.11 shall remain in full force and effect and survive any termination of this Agreement.

       11. Miscellaneous.

       11.1. Press Release and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use the best efforts to provide the other Party with the opportunity to review in advance the disclosure).

       11.2. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

       11.3. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

       11.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder.

       11.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       11.6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       11.7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

         If to the Seller:
         -----------------

                  Ariel Corporation
                  2540 Route 130
                  Cranbury, NJ  08512
                  Attention:  Anthony Agnello
                  Telephone:  (609) 860-2900
                  Telecopy:    (609) 860-1155

         Copy to:
         --------

                  Berger & Paul LLP
                  630 Third Avenue
                  New York, New York  10017
                  Attention:  Harold W. Paul
                  Tel:  (212) 661-2727
                  Fax:  (212) 661-7060

                  Gadsby & Hannah LLP
                  225 Franklin Street
                  Boston, Massachusetts
                  Attention:  Lawrence H. Gennari
                  Tel:  (617) 345-7000
                  Fax:  (617) 345-7050


         If to the Buyer:
         ----------------

                  Cabletron Systems, Inc.
                  35 Industrial Way
                  Rochester, New Hampshire 03867
                  Attention:  David J. Kirkpatrick
                  Tel:   603-332-9400
                  Fax:  603-332-4616

         Copy to:
         --------

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts 02110
                  Attention:  Douglass N. Ellis, Jr.
                  Tel:   617-951-7000
                  Fax:  617-951-7050

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

       11.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

       11.9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       11.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

       11.11. Expenses. Each of the Buyer and the Seller will bear its own costs and expenses (including legal and accounting fees and expenses) and the Seller will bear all of the costs and expenses (including legal and accounting fees, expenses and brokers fees) of the CSG incurred in connection with this Agreement and the transactions contemplated hereby. Except for fees paid to or to be paid to (i) Etienne Perold, (ii) Needham & Co., Inc. and (iii) Floyd Turner, the Seller represents that it has not paid any amount to any third party, and will not pay any amount to any third party, with respect to any of the costs and expenses of the Seller (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

       11.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the other representation, warranty, or covenant.

       11.13. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

       11.14. Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

       11.15. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

                                     *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                               CABLETRON SYSTEMS, INC.


                               By:____________________________________

                               Name:__________________________________

                               Title:_________________________________


                               CSG ACQUISITION, INC.


                               By:____________________________________

                               Name:__________________________________

                               Title:_________________________________


                               ARIEL CORPORATION


                               By:____________________________________

                               Name:__________________________________

                               Title:_________________________________



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